EMPLOYMENT AGREEMENT

THIS AGREEMENT(  the  "Agreement"),  made  as  of  this 29th day of March, 2018 by and among Sandy  Spring  Bancorp,  Inc.,  a  registered  bank holding company (“Bancorp"), Sandy  Spring Bank, a  Maryland  corporation  and  wholly-owned  subsidiary  of  the  Bancorp  with  its  main  office  in  Olney, Maryland (the  "Bank"),  and  Kevin Slane (the "Officer").

WITNESSETH

WHEREAS, as a result of the skill, knowledge, and experience of the Officer, the boards of directors of Bancorp and the Bank (the '"Board") desire to retain the services of the Officer, and

WHEREAS, the Officer desires to serve as Executive Vice President and Chief Risk Officer of the Bank, and

WHEREAS, the Officer and the Board desire to enter into this Agreement setting forth the terms and conditions of the employment of the Officer and the related rights and obligations of each of the parties.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

1.         Employment.   The  Officer  is  employed  as Executive  Vice  President  and  Chief Risk Officer of  the  Bank.   The  Officer  shall  perform  all  duties  and  shall  have  all  powers which are  commonly  incident  to  the  office  of  Executive  Vice  President  and  Chief Risk Officer or which, consistent  with  that  office,  are  assigned  to  the  Officer.  In addition to the Officer’s major job accountabilities set forth in the job description maintained by the Human Resources Division, the Officer’s duties include, but are not limited to:

•        Participate actively as a member of the executive management team to develop strategy, policy, and tactics for the Bank.

•        Work collaboratively to create, lead and manage an effective enterprise risk management (“ERM”) structure consistent with the growth and regulatory environment that will allow executive management to execute Bancorp’s strategic plan.

•        Provide complete, timely and accurate reports regularly to the Board, Board committees, and executive management on the status of the ERM program to keep the Board and management informed on the Bank’s risk position, pertinent new or changing regulations, and new trends as well as the competitive or financial impact of same.

•        Model high standards of leadership, integrity, teamwork, and communication as a member of the executive team while embracing the values and culture of the Bank.

2.         Location  and  Facilities.   The  Officer  will  be  furnished  with  the  working  facilities  and staff customary  for  executive  officers  with  the  title  and  duties  set  forth  in  Section 1 of this  Agreement  and as are  necessary  for the Officer  to  perform  the  duties  of  the  position.   The  location  of  such  facilities  and staff shall  be  at  the  principal  administrative  offices  of  the  Bank,  or  at  such  other  site or sites  customary  for such offices.

3.                Term.

a.                The  term  of  this  Agreement  shall  be  (i)  the  initial  term,  consisting  of  the  period beginning on  the date of  this  Agreement  (the  "Effective  Date")  and  ending  on  June  30, 2020,  plus  (ii)  any  and  all  extensions  of  the  initial  term  made  pursuant  to  this  Section  3.

b.               Commencing  as  of  July  1,  2019,  and  continuing  on  each  July  1  thereafter,  the disinterested members  of  the  Board  may  extend  the  term  of  the  Agreement for an  additional  one-year  period  beyond  the  then  effective  expiration  date  so  that  the remaining term  of  the  Agreement  extends  to  a  period  of twenty-four (24) months unless the Officer  shall  have  given  written  notice  at  least  sixty  (60)  days  prior  to  the  applicable July 1  anniversary  date  of  his  desire  that  the  term  not  be  extended.   The  Officer's performance and  the  advisability  of  extending  the  term  of  this  Agreement  shall  be reviewed by  the  Compensation  Committee  of  the  Board,  and  the Board shall,  based  on  that  review,  determine  whether  or  not  to  extend  the term of  this  Agreement  at  a  meeting  or  meetings  at  least  ninety  (90)  days  prior  to  each applicable July  1  anniversary  date.

4.                Base  Compensation.

a.                The  Bank  and  the  Bancorp  agree  to  pay  the  Officer  during  the  term  of  this  Agreement  a salary at the rate  of  $350,000  per  annum,  payable  in  cash  not  less  frequently  than monthly, as  may  be  adjusted  in  accordance  with  this  Section  4.

b.               The  Compensation  Committee  of  the  Board  shall  perform  an annual analysis  of  the  Officer's  performance  and  of  the  compensation  of  officers performing similar  functions  at  independent  financial  institutions  of  comparable  size and  performance,  and  based  upon  this  review,  the  recommendations  of  the  President  and Chief Executive  Officer,  and  on  such  other  factors  as  it  deems  pertinent,  may  maintain,  increase or decrease  the  Officer's  salary,  provided  that  no  such  action  shall  (i)  reduce  the  rate  of salary below  the  amount  set  forth  in  Section  4.a.  or  (ii)  reduce  the  rate  of  salary  paid  to the Officer  for  any  months  prior  to  the  month  in  which  notice  of  the  reduction  is provided in writing  to  the  Officer.

c.                In  the  absence  of  action  by  the Board, the  Officer  shall  continue  to  receive salary at the amount  set  forth  in  Section  4.a.  specified  herein  or,  if  another  rate  has  been established under  the  provisions  of  this  Section  4,  the  rate  last  properly  established  by action of  the  board  of  directors  under  the  provisions  of  this  Section  4.

5.                Bonuses.   Unless  the  Officer  agrees  otherwise,  the  Officer  shall  be  entitled  to  participate in discretionary  bonuses  that  the  Board may award  from  time  to  time  to  senior  management employees pursuant  to  bonus  plans  or  otherwise.   The  Officer  also  shall  participate  in  any  other  fringe benefits which  are  or  may  become  available  to  senior  management  employees  of the Bank, including  for  example:  any  stock  option  or  incentive  compensation  plans  and  any  other  benefits that are  commensurate  with  the  responsibilities  and  functions  to  be  performed  by  the  Officer  under  this Agreement.  No  other  compensation  provided  for  in  this  Agreement  shall  be  deemed  a  substitute  for  the Officer's right  to  participate  in  such  discretionary  bonuses  or  fringe  benefits.

6.                Benefit Plans.   The Officer shall be entitled to participate in any life insurance, medical, dental, pension, profit sharing, and retirement plans and other programs and arrangements as may be approved from time to time by the Board for the benefit of employees the Bank.

7.                Paid Time Off.

a.                The  Officer  shall  be  entitled  to  thirty  (30)  working  days  of  paid  time  off,  as  defined  in  the Bank's personnel  policies,  during  each  calendar  year  during  the  term  of  this  Agreement, to be taken at reasonable times and in reasonable periods as the Officer and the Bank shall mutually determine, and provided that no paid time off shall interfere with the duties required to be rendered by the Officer hereunder.  Any paid time off not used during a twelve-month period shall carry over and be useable during the succeeding twelve-month period, but not thereafter.  The Officer shall not receive any additional compensation from the Bank on account of the Officer's failure to take paid time off.

b.                In  addition  to  paid  time  off,  the  Officer  shall  be  entitled,  without  loss  of  pay,  to voluntarily take  time  off  from  work  for  such  additional  periods  of  time  and  for  such  valid and legitimate  reasons  as  the  President  and  Chief  Executive  Officer  may  in  his  discretion determine.  Further,  the  Officer  may  request  and  be  granted  a  leave  or  leaves  of  absence, with or  without  pay,  at  such  time  or  times  and  upon  such  terms  and  conditions  as  the President and  Chief  Executive  Officer  in  his  discretion  may  determine.

8.               Expense  Payments  and  Reimbursement.   The Officer shall  be  reimbursed  for  all reasonable business  expenses  incurred  in  connection  with  the  Officer's  services  under  this Agreement upon substantiation of such expenses in accordance with applicable policies of the Bank.

9.                Loyalty  and  Confidentiality.

c.                During the term of this Agreement the Officer: (i) shall devote all the Officer's time, attention, skill, and efforts to the faithful performance of the Officer's duties hereunder; provided, however, that from time to time, the Officer may serve on the Board of, and hold any other offices or positions in, companies or organizations which will not present any conflict of interest with the Bank or the Bancorp or any of their subsidiaries or affiliates, unfavorably affect the performance of Officer's duties pursuant to this Agreement, or violate any applicable statute or regulation; and (ii) shall not engage in any business or activity contrary to the business affairs or interests of Bancorp or the Bank. Nothing contained in this Agreement shall prevent or limit the Officer's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank or the Bancorp, or, solely as a passive, minority investor, in any business.

d.                The Officer agrees to maintain the confidentiality of any and all information concerning the operation or financial status of the Bank and the Bancorp; the names or addresses of any of their borrowers, depositors and other customers; any information concerning or obtained from such customers; and any other information concerning Bancorp or the Bank to which the Officer may be exposed during the course of employment.  The Officer further agrees that, unless required by law or specifically permitted by Bancorp or the Bank in writing, the Officer will not disclose to any person or entity, either during or subsequent to the officer's employment, any of the above-mentioned information which is not generally known to the public, nor shall the Officer employ such information in any way other than for the benefit of Bancorp and the Bank.

10.             Termination  and  Termination  Pay.   Subject  to  Section 11 of  this  Agreement,  the Officer's employment  under  this  Agreement  may  be  terminated  in  the  following circumstances:

a.                Death.   The  Officer's  employment  under  this  Agreement  shall  terminate  upon  the Officer's death  during  the  term  of  this  Agreement,  in  which  event  the  Officer's  estate shall be  entitled  to  receive  the  compensation  due  to  the  Officer  through  the  last  day  of  the calendar month  in  which  the

Officer's death  occurred.

b.               Retirement.   This  Agreement  shall  be  terminated  upon  the  early  or  normal  retirement  of the Officer  under  the  benefit  plan(s)  in  which  the  Officer  participates  pursuant  to  Section 6 of  this  Agreement.

c.               Disability.   Bancorp or the Bank or the Officer  may  terminate  the  Officer's employment after  having  established  the  Officer's  Disability.   For  purposes  of  this Agreement, "Disability"  means  a  physical  or  mental  infirmity  that  impairs  the  Officer's ability to  substantially  perform  duties  assigned  to  the  Officer  under  this  Agreement  and that results in the Officer's becoming eligible for long-term disability benefits under the Bank's long-term disability plan (or, if the Bank has no such plan in effect, that impairs the Officer's ability to  substantially  perform  duties assigned to  the  Officer  under  this  Agreement  for  a  period  of  one-hundred-eighty  (l80) consecutive  days).   In  the  event  of  such  Disability,  the  Officer's  obligation  to  perform services under  this  Agreement  will  terminate.   In  the  event  of  such  termination,  the Officer shall  be  entitled  to  receive  the  following:

                                     i.          The  compensation  and  benefits  provided  for  under  this  Agreement  for  any  period during the  term  of  this  Agreement  and  prior  to  the  date  of  termination  pursuant  to this Section 10.c. during which  the  Officer  is  unable  to  work  due  to  physical  or mental infirmity  (less  any  amounts  that  the  Officer  receives  under  any  disability insurance maintained  by  the  Bank  with  respect  to  that  period);

                                   ii.          For  the  period  beginning  upon  the  date  of  termination  pursuant  to  this  Section 10.c. and  continuing  for  the  remaining  term  of  this  Agreement,  (A)  salary  at  the highest rate  paid  pursuant  to  Section  4  of  this  Agreement  during  the  twelve  (12) months prior  to  the  establishment  of  the  Disability  under  this  Section  10.c, reduced by  any  payments  received  by  the  Officer  during  that  same period following termination  under  a  long-term  disability  plan  or  policy  maintained  by the Bank  or  the  Bancorp,  and  (B)  benefits  pursuant  to  Section  6  of  this Agreement.

The Board  shall  determine  whether  or  not  the  Officer  is  and  continues  to  be permanently disabled  for  purposes  of  this  Agreement  in  good  faith,  based  upon  competent  medical  advice and other  factors  that  the Board reasonably  believes  to  be  relevant.   As  a  condition  to  any  benefits,  the  Board may  require  the  Officer  to  submit  to  a  physical  or  mental  evaluations  and  tests  as  deemed reasonably appropriate.

d.               Just  Cause.

i.    The Board may, by written notice to the Officer in the form and manner specified in this paragraph, immediately terminate the Officer's employment with Bancorp or the Bank at any time for Just Cause.  The Officer shall have no right to receive compensation or other benefits for any period after termination for Just Cause.    Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Officer's:

(1)     Personal dishonesty;

(2)        Willful  misconduct;

(3)        Breach  of  fiduciary  duty  involving  personal  profit;

(4)        Intentional  failure  to  perform  duties  under  this  Agreement;

(5)        Other,  continuing  material  failure  to  perform  duties  assigned  to  the Officer under  this

Agreement after  reasonable  notification  (which  shall be stated  in  writing  and  given  at  least  fifteen  (I5)  days  prior  to  termination)  by  the  Board of  such  failure;

(6)        Willful  violation  of  any  law,  rule  or  regulation  (other  than  traffic violations or  similar  offenses)  or  final  cease-and-desist  order;  or

(7)     Material breach  by  the  Officer  of  any  provision  of  this  Agreement.

ii.   Notwithstanding the  foregoing,  the  Officer  shall  not  be  deemed  to  have  been terminated for  Just  Cause  unless  there  shall  have  been  delivered  to  the  Officer  a copy of  a resolution duly  adopted  by  the  affirmative  vote  of  not  less  than  a majority of  the  entire  membership  of  the  Board  at  a  meeting  called and held  for  the  purpose  (after  reasonable  notice  to  the  Officer  and  an opportunity for  the  Officer  to  be  heard  before  the Board), of finding  that in the  good  faith  opinion  of  the  Board  the  Officer  was  guilty  of conduct described  above  and  specifying  the  particulars  thereof.

iii.    Notwithstanding the foregoing, it is expected that Officer will perform all duties and responsibilities described herein, and Officer shall have the right to cure non performance, to the extent such performance is reasonably capable of being cured and shall promptly upon receipt of written notice of nonperformance, comply with the requirements of such notice, and further if Officer shall not comply with such notice to the satisfaction of Bancorp or the Bank within forty-eight (48) hours after delivery thereof, (except if such compliance cannot be reasonably completed within forty-eight (48) hours, if the Officer shall not commence to comply within such period and thereafter proceed to completion with due diligence) Bancorp or the Bank shall have the right to proceed with the Board meeting specified in the preceding paragraph.

e.         Certain  Regulatory  Events.

i.    If the  Officer  is  removed  and/or  permanently  prohibited  from  participating  in  the conduct of  the  Bank's  affairs by an  order  issued  under  Sections  8(e)(4)  or  8(g)(l)  of  the  Federal  Deposit  Insurance  Act  ("FDIA")  (12  USC.  §§  1818(e)(4)  and (g)(1)),  all  obligations  of  the  Bank  under  this  Agreement  shall  terminate  as  of  the  effective  date  of  the  order,  but  vested  rights  of  the  parties  shall  not  be  affected.

ii.   If the  Bank  is in default  (as  defined  in  Section  3(x)(  I)  of FDIA), all  obligations of the  Bank  under  this  Agreement  shall  terminate  as  of  the  date  of  default,  but vested rights  of  the  parties  shall  not  be  affected.

iii. If a  notice  served  under  Sections 8(e)(3) or  (g)(  l  )  of  the  FDIA  (12  U.S.C. §§18l  8(e)(3)  and  (g)(  l))  suspends  and/or  temporarily  prohibits  the  Officer  from  participating   in  the  conduct  of  the  Bank's  affairs,  the  Bank's  obligations  under this Agreement  shall  be  suspended  as  of  the  date  of  such  service,  unless  stayed by appropriate  proceedings.   If  the  charges  in  the  notice  are  dismissed,  the  Bank may, in  its  discretion,  (i)  pay  the  Officer  all  or  part  of  the  compensation  withheld while its  contract  obligations  were  suspended,  and  (ii)  reinstate  (in  whole  or  in part) any  of  its  obligations  which  were  suspended.

The occurrence  of  any  of  the  events  described  in  paragraphs  i,  ii,  and  iii  above  may  be  considered by the  Board in connection  with  a  termination  for  Just  Cause.

f.                Voluntary  Termination  by  Officer.   In  addition  to  the  Officer's  other  rights  to  terminate under this  Agreement,  the  Officer  may  voluntarily  terminate  employment  with  Bancorp and the  Bank during the  term  of  this  Agreement  upon  at  least  sixty  (60)  days'  prior written notice  to  Bancorp or the  Bank,  in  which  case  the  Officer  shall  receive  only compensation, vested  rights  and  employee  benefits  up  to  the  date  of  termination.

g.                Without  Just  Cause  or  With  Good  Reason.

i.   In addition to termination pursuant to Section 10.a. through  10.f., the Board may, by written notice to the Officer, immediately terminate the Officer's employment with Bancorp or the Bank at any time for a reason  other than Just Cause (a termination "Without Just Cause"); and the Officer may, by written notice to the Board, immediately terminate this Agreement at any time within ninety (90) days following an event of "Good Reason," as defined below (a termination  "With Good Reason").

ii.   Subject to  Section  11  hereof,  in  the  event  of  termination  under  this  Section  10.g., the Officer  shall  be  entitled  to  receive  the  salary  for  the  remaining  term  of  the Agreement, including  any  renewals  or  extensions  thereof,  at  the  highest  annual rate in  effect  pursuant  to  Section  4  of  this  Agreement  for  any  of  the  twelve  (12) months immediately  preceding  the  date  of  such  termination,  plus  annual  cash bonuses for  each  year  (prorated  in  the  event  of  partial  years)  remaining  under  the term of  the  Agreement  at  the  amount  received  by  the  Officer  in  the  calendar  year preceding the  termination.   The  sum  due  under  this  Section  10.g.  shall  be  paid  in one lump  sum  within  ten  (10)  calendar  days  of  the  Officer's  termination  of employment, or  as  soon  as  permitted  by  law  or  regulation  (see  Section  26), pursuant to  this  Section  10.g.

iii. "Good Reason" shall be deemed to exist at the time that any of the following events occurs without the Officer's express written consent:

(1)     A material  reduction  in  the  Officer's  responsibilities  or  authority  in connection  with  the Officer's employment  with Bancorp or the  Bank;

(2)        Assignment  to  the  Officer  of  duties  of  a  non-executive  nature  or  duties  for  which  the  Officer is not  reasonably  equipped  by  the  Officer's  skills  and  experience;

(3)        A  reduction  in  salary  or  benefits,  or,  following  a  Change  in  Control,  (x)  any  reduction  in salary or a material  reduction  in  benefits  below  the  amounts  to  which  the  Officer  was  entitled prior to  the  Change  in  Control  or  (y)  the  Officer  is  not  offered  a  comparable  executive  level position, which  for  purposes  of  this  provision  shall  mean  an  executive  officer  position  with respect to  which  the  total  authorities,  responsibilities,  compensation  and  benefits  are comparable with  the  authorities,  responsibilities,  compensation  and  benefits  associated  with the Officer's  position  immediately  preceding  the  Change  in  Control;

(4)        Termination  of  incentive  and  benefit  plans,  programs,  or  arrangements,  or  a  reduction  of  the Officer's participation  to  such  an  extent  as  to  materially  reduce  their  aggregate  value  below their aggregate  value  as  of  the  Effective  Date;

(5)     A requirement  that  the  Officer's  principal  business  office  or  principal  place  of  residence  be relocated outside  any  county  in  which  the  Bank  has  its  main  office,  its  branches,  or  its  deposit taking Automatic  Teller  Machines;  or  the  assignment  to  the  Officer  of  duties  that  would reasonably require  such  a  relocation;

(6)     A requirement  that  the  Officer  spend  more  than  thirty  (30)  normal  working  days  away  from any county  in  which  the  Bank  has  its  main  office,  its  branches,  or  its  deposit  taking Automatic Teller  Machines  during  any  consecutive  twelve-month  period;  or

(7)    Failure  to  provide  office  facilities,  secretarial  services,  and  other  administrative  services  to the Officer  which  are  substantially  equivalent  to  the  facilities  and  services  provided  to  the Officer on  the  Effective  Date  (excluding  brief  periods  during  which  office  facilities  may  be temporarily unavailable  due  to  fire,  natural  disaster,  or  other  calamity).

Notwithstanding the  foregoing,  it  is  expected  that  Bancorp  and  the  Bank  will perform all  duties and agreements  to  be  performed  herein,  and  they  shall  have  the right to  cure  non-performance,  to  the extent such  performance  is  reasonably capable of  being  cured,  and  shall  promptly  upon  receipt  of  written notice of  non- performance that  the  Officer  describes  and  alleges  to  be  Good  Reason,  comply with the requirements of  such  notice,  and  further  if  they  shall  not  comply  with such notice  to  the  satisfaction  of  the Officer within  forty-eight  (48)  hours  after delivery thereof,  (except  if  such  compliance  cannot  be reasonably completed within forty-eight  (48)  hours,  if  Bank  shall  not  commence  to  comply  with  such period and  thereafter  proceed  to  completion  with  due  diligence)  the  Officer  shall  have  the  right  to  proceed with notice  of  a  "Good  Reason"  termination  as specified above.

iv.  Notwithstanding  the foregoing: (A) a reduction or elimination of the Officer's benefits under one or more benefit plans maintained by the Bank as part of a good faith, overall reduction or elimination of such plan or plans or benefits thereunder applicable to all participants in a manner that does not discriminate against the Officer (except as such discrimination may be necessary to comply with law) shall not constitute an event of Good Reason or a material breach of this Agreement, provided that benefits of the type or to the general extent as those offered under such plans prior to such reduction or elimination are not available to other officers of the Bank or any company that controls either of them under a plan or plans in or under which the Officer is not entitled to participate, and receive benefits, on a fair and nondiscriminatory  basis; and (B) a requirement that the Officer report to and be subject to the direction or supervision of a senior officer of the Bank other than the President and Chief Executive Officer shall not constitute an event of Good Reason or a material breach of this Agreement.

h.               Continuing  Covenant  Not  to  Compete  or  Interfere  with  Relationships.   Regardless  of anything herein  to  the  contrary,  following  a  termination  (i)  upon  retirement  pursuant  to Section 10.b.,  (ii)  due  to  Disability  pursuant  to  Section  10.c.,  (iii)  for Just Cause  pursuant  to  Section  10.d.,  or  (iv)  by  the  Officer  pursuant  to  Section  10.f:

                                     i.          The  Officer's  obligations  under  Section  9.c  of  this  Agreement  will  continue  in effect; and

                                   ii.          During  the  remaining  term  of  this  Agreement  (determined  immediately  before the termination  of  employment),  the  Officer  shall  not  serve  as  an  officer  or director or  employee  of  any  bank  holding  company,  bank,  savings  association, savings and  loan  holding  company,  or  mortgage  company  (any  of  which,  a "Financial Institution"),  which  Financial Institution offers products or services competing with those offered by the Bank from offices in any county in the State of Maryland or of any other state in which the Bank, Bancorp or any of their subsidiaries has a branch, and shall not  interfere  with  the relationship of  the  Bank  or  the  Bancorp  and  any  of  its  employees,  agents,  or representatives; provided,  however,  that  the  provisions  of  this  noncompetition clause shall  only  apply  to  termination  of  the  Officer  "before"  a  Change  in  Control as  defined  in  Section 11. (It  being  the  intent  of  the  parties  that  the noncompetition clause  shall  not  apply  to  terminations  resulting  from  or  due  to  a Change in  Control.)

11.             Termination  in Connection with  a Change in  Control.

a.                For  purposes  of  this  Agreement,  a  "Change  in  Control"  means  a  change  in  control  as defined in  Internal  Revenue  Section  409A  of  the  Code  and  rules,  regulations,  and guidance of  general  application  thereunder  issued  by  the  Department  of  the  Treasury, including:

                                     i.          Change  in  Ownership:  a  change  in  ownership  of  Bancorp  occurs  on  the  date any one  person  or  group  accumulates  ownership  of  Bancorp  stock  constituting more  than  50%  of  the  total  fair  market  value  or  total  voting  power  of Bancorp stock,

                                   ii.          Change  in  E  ffective Control:  (x)  any  one  person  or  more  than  one  person  acting as a  group  acquires  within  a  12-month  period  ownership  of  the  Bancorp  stock possessing 30%  or  more  of  the  total  voting  power  of  Bancorp  stock,  or  (y)  a majority of  the  Bancorp's  board  of  directors  is  replaced  during  any   12-month period by  directors  whose  appointment  or election is  not  endorsed  in  advance  by a majority  of  Bancorp'  s  board  of  directors,  or

                                  iii.          Change  in  Ownership  ☐ f  a  Substantial  Portion  of  Assets:  a  change  in  ownership  of  a  substantial  portion  of  the  Bancorp's  assets  occurs  if  in  a  12-month  period any one  person  or  more  than  one  person  acting  as  a  group  acquires  from  the Bancorp assets  having  a  total  gross  fair  market  value  equal  to  or  exceeding  40% of the  total  gross  fair  market  value  of  all  of  the  Bancorp's  assets  immediately before the  acquisition  or  acquisitions.   For  this  purpose,  gross  fair  market  value means the  value  of  Bancorp'  s  assets,  or  the  value  of  the  assets  being  disposed  of,  determined  without  regard  to  any  liabilities  associated  with  the  assets.

b.         Termination.   If within the period beginning six (6) months prior to and ending two (2) years after a Change in Control, (i) Bancorp or the Bank shall terminate the Officer's employment without Just Cause, or (ii) the Officer shall voluntarily terminate  employment With Good Reason, Bancorp or the Bank shall, within ten (10) calendar days of the termination   of  Officer's  employment,  or  as  soon  as  permitted   by  law  or regulation (see  Section  26),  make  a  lump-sum  cash  payment  to  the  Officer  equal  to  2.99 times the  sum  of  (x)  the  Officer's  annual  salary  at  the  highest  annual  rate  in  effect  for  any of the  twelve  (12)  months  immediately  preceding  the  date  of  the  termination,  plus  (y)  the amount of  any  cash  bonus  paid  during  the  twelve  (12)  months  immediately  preceding  the date of  the  termination.   This  cash  payment  is  subject  to  adjustment  pursuant  to  Section 14 of  this  Agreement,  and  shall  be  made  in  lieu  of  any  payment  also  required  under Section 10.g.  of  this  Agreement  because  of  a  termination  in  such  period.   The  Officer's rights under  Section 10.g. of  this  Agreement  are  not  otherwise  affected  by  this  Section 11. Also,  in  such  event,  the  Officer  shall,  for  three  (3)  calendar  years  following  the  Officer's  termination  of  employment,  continue  to  participate  in  any  benefit  plans  of  the Bank that  provide  health  (including  medical  and  dental),  life  or  disability insurance, or  similar  coverage  upon  terms  no  less  favorable  than  the  most  favorable  terms provided to  executive  officers  of  the  Bank  during  such  period.

c.         Funding of  Trust  upon  Change  in  Control.   In order to assure payment to the Officer of amounts

that may become payable by the Bank or the Bancorp pursuant to this Section 11, unless and to the extent the Officer has previously provided a written release of any claims under Section 11 of this Agreement, not later than ten (10) business days after a Change in Control, Bancorp or the Bank shall (i) establish a valid trust under the law of the State of Maryland with an independent trustee that has or may be granted corporate trust powers under Maryland law, (ii) deposit in such trust an amount equal to 2.99 times the Officer's "base amount" as defined in Section 2800(b)(3) of the Code and regulations promulgated thereunder (Section 2800 and related regulations hereinafter referred to as Section 2800), at the time of the Change of Control, and (iii) provide the trustee of the trust with a written direction to hold said amount and any investment return thereon in a segregated account, and to pay such amounts as demanded by the Officer from the trust upon written demand from the Officer stating the amount of the payment demanded from the trust and the basis for the Officer's rights to such payment under Section 11 of this Agreement and in accordance with the required time of the payment pursuant to Section 11 of this Agreement.  Upon the earlier of the final payment of all amounts demanded by the Officer under this Section 11 or the date thirty-six (36) months after the Change in Control, the trustee of the trust shall pay to the Bank or the Bancorp, as applicable, the entire balance remaining in the trust.  Payments from the trust to the Officer shall be considered payments made by Bancorp or the Bank for purposes of this Agreement. Payment of such amounts to the Officer from the trust, however, shall not relieve Bancorp or the Bank from any obligation to pay amounts in excess of those paid from the trust, or from any obligation to take actions or refrain from taking actions otherwise required by this Agreement.  Unless and until a termination of or by the Officer as described in Section 11.b.(i) or (ii), the Officer's rights under this Agreement shall be those of a general, unsecured creditor, the Officer shall have no claim against the assets of the trust, and the assets of the trust shall remain subject to the claims of creditors of Bancorp or the Bank.  Upon the termination of the trust as specified herein, the Officer shall have no further interest in the trust.

12.             Indemnification and Liability Insurance.

a.                Indemnification.   Bancorp and the Bank agree to indemnify the Officer (and the Officer's heirs, executors, and administrators) to the fullest extent permitted under applicable law and regulations against any and all expenses and liabilities reasonably incurred by the Officer in connection with or arising out of any action, suit, or proceeding in which the Officer may be involved by reason of having been a director or officer of the Bank or any of their affiliates (whether or not the Officer continues to be a director or officer at the time of incurring any such expenses or liabilities) such expenses and liabilities to include, but not be limited to, judgments, court costs and attorney's fees and the cost of reasonable settlements, such settlements to be approved by the Board, if such action is brought against the Officer in the Officer's capacity  as  an  officer  or  director  of  the  Bank  or any of  their  affiliates.   Indemnification  for  expense  shall  not  extend  to  matters  for  which the Officer  has  been  terminated  for  Just  Cause.   Nothing  contained  herein  shall  be deemed to  provide  indemnification  prohibited  by  applicable  law  or  regulation.  Notwithstanding anything  herein  to  the  contrary,  the  obligations  of  this  Section  12  shall survive the  term  of  this  Agreement  by  a  period  of  seven  years.

b.                Insurance.   During  the  period  in  which  indemnification  of  the  Officer  is  required  under this Section 12, Bancorp or the Bank shall provide the Officer (and the Officer's heirs, executors, and administrators) with coverage under a directors' and officers' liability policy at the expense of Bancorp or the Bank, at least equivalent to such coverage provided to directors and senior officers of Bancorp or the Bank, whichever is more favorable to the Officer.

13.             Reimbursement   of  Officer'  s  Expenses   to  Enforce   this   Agreement.    Bancorp or the Bank shall

reimburse the Officer for all out-of-pocket expenses, including, without limitation, reasonable attorney's fees, incurred by the Officer in connection with successful enforcement by the Officer of the obligations of Bancorp or the Bank to the Officer under this Agreement.  Successful enforcement shall mean the grant of an award of money or the requirement that Bancorp or the Bank take some action specified by this Agreement (i) as a result of court order; or (ii) otherwise by Bancorp or the Bank following an initial failure of Bancorp or the Bank to pay such money or take such action promptly after written demand therefore from the Officer stating the reason that such money or  action  was due under  this  Agreement  at  or  prior  to  the  time  of  the  demand.

14.             Adjustment of Certain  Payments   and  Benefits.    Notwithstanding  any other provision of this Agreement, in the event that the aggregate payments or benefits to be made or afforded to the Officer under this Agreement or otherwise, which are deemed to be parachute payments as defined in Section 280G of the Code or any successor thereof, (the "Covered Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code, then the Covered Benefits shall be reduced to an amount, the value of which is one dollar ($1.00) less than an amount equal to three (3) times the Officer's "base amount," as determined in accordance with Section 280G of the Code.  The allocation of the reduction required hereby among the Covered Benefits shall be determined by the Officer.  The Bank's independent public accountants will determine the value of any reduction in the payments and benefits; Bancorp or the Bank will pay for the accountants' opinion.

15.            Injunctive Relief.   If there is a breach or threatened breach of Section 10.h. of this Agreement or the prohibitions upon disclosure contained in Section 9.c. of this Agreement, Bancorp or the Bank and the Officer agree that there is no adequate remedy at law for such breach, and that Bancorp or the Bank each shall be entitled to injunctive relief restraining the Officer from such breach or threatened breach, but such relief shall not be the exclusive remedy hereunder for such breach.  The parties hereto likewise agree that the Officer shall be entitled to injunctive relief to enforce the obligations of Bancorp and the Bank under Section 11 of this Agreement.

16.             Successors  and  Assigns.

a.                This  Agreement  shall  inure  to  the  benefit  of  and  be  binding  upon  any  corporate  or  other successor of  Bancorp and the  Bank  which  shall  acquire,  directly  or  indirectly,  by merger, consolidation,  purchase  or  otherwise,  all  or  substantially  all  of  the  assets  or  stock of Bancorp or the Bank.

b.               Since  Bancorp and the  Bank  are  contracting  for  the  unique  and  personal  skills  of  the Officer, the  Officer's  rights  or  duties  hereunder  shall  be  precluded  from  assignment  or delegation without  first  obtaining  the  written  consent  of  Bancorp and the Bank.

17.             No  Mitigation.   The  Officer  shall  not  be  required  to  mitigate  the  amount  of  any  payment provided for  in  this  Agreement  by  seeking  other  employment  or  otherwise  and  no  such  payment  shall  be offset or  reduced  by  the  amount  of  any  compensation  or  benefits  provided  to  the  Officer  in  any subsequent employment.

18.             Notices.   All  notices,  requests,  demands  and  other  communications  in  connection  with this Agreement  shall  be  made  in  writing  and  shall  be  deemed  to  have  been  given  when  delivered  by  hand, or by the use of a nationally recognized overnight delivery service, or 48 hours  after  mailing  at  any  general  or  branch  United  States  Post  Office,  by  certified mail, postage  prepaid,  addressed  as  follows,  or  to  such  other  address  as  shall  have  been  designated  in writing by  the  addressee:

a.                If  to  the  Bank  or  the  Bancorp:

Sandy Spring  Bancorp, Inc.

Sandy Spring  Bank

1780 I  Georgia  Avenue  Olney,  Maryland  20832

Attention:  R.  E.  Kuykendall,  General  Counsel

b.                If  to  the  Officer, to the Officer’s home address on file with the Bank’s Human Resources Department

19.                Joint  and  Severally  Liability;  Payments  by  Bancorp and the Bank.   To  the  extent permitted by  law,  except  as  otherwise  provided  herein,  Bancorp and the Bank shall be jointly and severally liable for the payment of all amounts due under this Agreement.  Bancorp and the Bank hereby agree that they shall be jointly and severally liable for the payment of all amounts due under this Agreement.

20.            No  Plan  Created  by  this  Agreement.   The Officer, Bancorp and the Bank expressly declare and agree that this Agreement was negotiated among them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act or any other law or regulation, and,  the  Bank,  the  Bancorp  and  the Officer each  expressly  waives  any  right  to  assert  the  contrary.   Any  assertion  in  any  judicial  or administrative filing,  hearing,  or  process  by  or  on  behalf  of  the  Officer  or  Bancorp or the  Bank  that such a  plan  was  so  created  by  this  Agreement  shall  be  deemed  a  material  breach  of  this  Agreement  by  the party making  such  an  assertion.

21.             Amendments.   No  amendments  or  additions  to  this  Agreement  shall  be  binding  unless made in  writing  and  signed  by  all  of  the  parties,  except  as  herein  otherwise  specifically  provided.

22.             Applicable   Law.   Except  to  the  extent  preempted  by  Federal  law,  the  laws  of  the  State of Maryland shall  govern  this  Agreement  in  all  respects,  whether  as  to  its  validity,  construction,  capacity, performance or otherwise.

23.             Severability.   The  provisions  of  this  Agreement  shall  be  deemed  severable  and  the invalidity or  unenforceability  of  any  provision  shall  not  affect  the  validity  or  enforceability  of  the  other provisions hereof.

24.             Headings.   Headings  contained  herein  are  for  convenience  of  reference  only.

25.             Entire  Agreement.   This  Agreement,  together  with  any  understanding  or  modifications  thereof  as  agreed  to  in  writing  by  the  parties,  shall  constitute  the  entire  agreement  among  the  parties hereto with  respect  to  the  subject  matter  hereof,  other  than  written  agreements  with  respect  to  specific plans, programs, or  arrangements  described  in  Sections  5  and  6  of  this  Agreement,  and  supersedes  all prior agreements  other  than  with  respect  to  such  specific  plans,  programs,  or  arrangements.

26.             Section  409A.

i.    The Officer  will  be  deemed  to  have  a  termination  of  employment  for  purposes  of determining the  timing  of  any  payments  that  are  classified  as  deferred  compensation  only upon a  "separation  from  service"  within  the  meaning  of  Section  409A.

ii.   If at the time of the Executive's separation from service, (a) the Officer is a "specified employee" (within the meaning of Section 409A and using the methodology selected by the Bank and the Bancorp) and (b) Bancorp and the Bank make a good faith determination that an amount payable or the benefits to be provided hereunder constitutes deferred compensation (within the meaning of Section 409A), the payment of which is required to be delayed pursuant to the six-month delay rule of Section 409A in order to avoid taxes or penalties under Section 409A, then Bancorp and the Bank will not pay the entire amount on the otherwise scheduled payment date but will instead pay on the scheduled payment date the maximum amount permissible in order to comply with Section 409A (i.e., any amount that satisfies an exception under the Section 409A rules from being categorized as deferred compensation) and will pay the remaining amount (if any) in  a  lump  sum  on  the  first  business  day  after  such  six  month  period.

iii.  To the  extent  the  Officer  would  be  subject  to  an  additional  20%  tax  (and  any  penalties) imposed on  certain  deferred  compensation  arrangements  pursuant  to  Section  409A  as  a result of  any  provision  of  this  Agreement,  such  provision  shall  be  deemed  amended  to  the minimum extent  necessary  to  avoid  application  of  such  tax  and  the  parties  shall  promptly execute any  amendment  reasonably  necessary  to  implement  this  Section  26.   The  Officer and the  Bank  and  the  Bancorp  agree  to  cooperate  to  make  such  amendment  to  the  terms of this  Agreement  as  may  be  necessary  to  avoid  the  imposition  of  penalties  and  taxes under Section  409A;  provided,  however,  that  the  Officer  agrees  that  any  such  amendment shall provide  the  Officer  with  economically  equivalent  payments  and  benefits,  and  the Officer agrees  that  any  such  amendment  will  not  materially  increase  the  cost  to,  or liability of,  the  Bank  and  the  Bancorp  with  respect  to  any  payment.

iv.  For purposes  of  this  Agreement,  Section  409A  shall  refer  to  Section  409A  of  the Internal Revenue  Code  of  1986,  as  amended,  and  the  Treasury  regulations  and  any  other.

[Signature page  follows]

IN WITNESS  WHEREOF,  the  parties  hereto  have  executed  this  Agreement  on  the  date first set  forth  above.

SANDY SPRING  BANK

By:        /s/ Daniel J. Schrider

Title:    President and  CEO

SANDY SPRING  BANCORP,  INC.

By:        /s/ Daniel J. Schrider

Title:    President and  CEO

OFFICER:

By:        /s/ Kevin Slane

Name:  Kevin Slane